Exhibit 99.1

Matterport, the Global Leader in 3D Digital Twins, to be Acquired by CoStar Group

The Transaction is Expected to Increase the Development and Deployment of Matterport’s Advanced AI and Digital Twin Technology

SUNNYVALE, CA – April 22, 2024 Matterport, Inc. (NASDAQ: MTTR), The spatial data company leading the digital transformation of the built world, announced today that it has entered into a definitive agreement with CoStar Group, Inc., a leading provider of online real estate marketplaces, information and analytics in the property markets, pursuant to which CoStar Group will acquire all outstanding shares of Matterport in a cash and stock transaction valued at $5.50 per share, representing an equity value of approximately $2.1 billion and an enterprise value of approximately $1.6 billion based on the closing price for CoStar Group common stock on April 19, 2024. Under the terms and subject to the conditions of the agreement, which has been unanimously approved by Matterport’s Board of Directors, Matterport stockholders will receive $2.75 in cash and $2.75 in shares of CoStar Group common stock for each share of Matterport common stock.

Founded in 2011, Matterport pioneered the development of the first 3D capture solution to deliver dimensionally accurate, photorealistic virtual tours or “digital twins” for any type of property. Matterport’s proprietary and patented technology enables anyone to digitize a property using a variety of camera technologies including cameras found on most smartphones. Matterport also produces a line of innovative 3D capture devices, including the company’s flagship LiDAR-based Pro3 camera which is capable of high-precision indoor and outdoor capture. At the center of the solution is Cortex, a powerful artificial intelligence software engine that automatically generates the 3D digital twin and virtual tour while providing property insights like detailed property dimensions, room layouts, and more.

Matterport's 3D technology is utilized in nearly every sector of real estate, spanning residential, commercial, hospitality, retail, and industrial spaces, among others. Over the years, Matterport has curated what is considered the largest and most precise collection of spatial property data worldwide, with over 12 million spaces captured in 177 countries, and representing more than 38 billion square feet of digital property under management. Contributing to this growth, Matterport has established a global network of several thousand photographers, capture services technicians, and service partners producing hundreds of thousands of new 3D digital twins for properties each month.

CoStar Group operates some of the most effective and widely recognized real estate information solutions and online property marketplaces in the world including Apartments.com, LoopNet, CoStar, and Homes.com, all of which feature Matterport’s 3D virtual tours. CoStar Group was one of the first adopters of Matterport’s technology, and currently has almost 300,000 Matterport digital twins available in the CoStar information product and online property marketplaces. Advertisers on CoStar Group marketplaces clearly recognize the value of Matterport virtual tours. In March 2024, there were over 7.4 million views of Matterport 3D Tours on Apartments.com, with consumers spending 20% more time viewing an apartment listing when Matterports were available. CoStar Group intends to utilize Matterport in a similar fashion on Homes.com to further enhance the most comprehensive agent, seller and buyer friendly residential portal on the market.

“CoStar Group and Matterport have nearly identical mission statements of digitizing the world’s real estate. I look forward to welcoming Matterport to the CoStar Group family and believe that we will be stronger together, in pursuit of our common mission,” said Andy Florance, Founder and CEO of CoStar Group. “The world has changed and today a Matterport is the new open house or property tour. People now select their next home, apartment, office, store, hotel, or warehouse on their mobile device often without ever visiting the property. There is no better way to remotely experience space than via Matterport. CoStar Group intends to support and invest in research and development opportunities to further develop Matterport’s spatial technology, including the application of AI and machine learning to extract information from the 3D spatial data library as well as using generative artificial intelligence to imagine and reimagine physical spaces.”

RJ Pittman, Chair and CEO of Matterport said, “We are thrilled to join forces with CoStar Group, a long-standing customer and partner with a shared vision for transforming global real estate through technology and digitization. This transaction is another significant milestone that acknowledges the groundbreaking work Matterport has accomplished in 3D digital twin technology and AI-driven property intelligence. With CoStar Group's expansive reach and scale in property research and analytics and our joint commitment to innovation, we believe that this powerful combination will transform how properties are marketed, sold, and managed worldwide. Importantly, it offers Matterport's stockholders the opportunity to participate in the value creation and future growth prospects of our combined efforts.”

The transaction, which is expected to be completed during the year, is subject to the approval of Matterport stockholders and the satisfaction of customary closing conditions, including applicable regulatory approvals. Directors, Officers and certain other stockholders of Matterport, representing approximately 15% of Matterport’s fully diluted shares, have entered into voting agreements to support the transaction. The transaction is subject to a 10% symmetrical collar based on a CoStar Group share price of $86.02 as the midpoint.

Qatalyst Partners is serving as financial advisor and Foley & Lardner LLP is serving as legal advisor to Matterport.

INVESTOR RELATIONS:

Mike Knapp

ir@matterport.com

About Matterport

Matterport, Inc. (NASDAQ: MTTR) is the World’s #1 Digital Twin Platform* leading the digital transformation of the built world. Our groundbreaking platform turns buildings into data to make every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.

©2024 Matterport, INc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners. *Largest digital twin cloud hosted platform for the built world sq. ft. scanned. Data on file.

About CoStar Group, Inc.

CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with over twelve million monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. OnTheMarket is a leading residential property portal in the United Kingdom. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attracted over 160 million unique monthly visitors in September 2023. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed transaction among Matterport, CoStar and certain subsidiaries of CoStar (the “proposed transaction”), the products and services offered by Matterport and the markets in which Matterport operates, business strategies, debt levels, industry environment including the global supply chain, potential growth opportunities, and the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or satisfy the other conditions to the consummation of the proposed transaction; the risk that the proposed transaction disrupts Matterport’s current plans and operations or diverts management’s attention from its ongoing business; the effects of the proposed transaction on Matterport’s business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Matterport does business; the risk that Matterport’s stock price may decline significantly if the proposed transaction is not consummated; the nature, cost and outcome of any legal proceedings related to the proposed transaction; Matterport’s ability to grow market share in existing markets or any new markets Matterport may enter; Matterport’s ability to respond to general economic conditions; supply chain disruptions; Matterport’s ability to manage growth effectively; Matterport’s success in retaining or recruiting officers, key employees or directors, or changes required in the retention or recruitment of officers, key employees or directors; the impact of restructuring plans; the impact of the regulatory environment and complexities with compliance related to such environment; factors relating to Matterport’s business, operations and financial performance, including the impact of infectious diseases, health epidemics and pandemics; Matterport’s ability to maintain an effective system of internal controls over financial reporting; Matterport’s ability to achieve and maintain profitability in the future; Matterport’s ability to access sources of capital; Matterport’s ability to maintain and enhance Matterport’s products and brand, and to attract customers; Matterport’s ability to manage, develop and refine Matterport’s technology platform; the success of Matterport’s strategic relationships with third parties; Matterport’s history of losses and whether Matterport will continue to incur continuing losses for the foreseeable future; Matterport’s ability to protect and enforce Matterport’s intellectual property rights; Matterport’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; Matterport’s ability to attract and retain new subscribers; the size of the total addressable market for Matterport’s products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in Matterport’s industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of Matterport’s Class A common stock and other securities; the increasingly competitive environment in which Matterport operates; and other factors detailed under the section entitled “Risk Factors” in Matterport’s Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Important Additional Information Regarding the Proposed Transaction Will Be Filed with the SEC and Where to Find It

In connection with the proposed transaction, CoStar intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of CoStar’s common stock to be issued in connection with the proposed transaction. The Registration Statement will include a document that serves as a prospectus of CoStar and proxy statement of Matterport (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY MATTERPORT AND COSTAR WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MATTERPORT AND COSTAR, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/prospectus will be mailed to stockholders of Matterport as of the record date. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Matterport and CoStar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Matterport, including the proxy statement/prospectus (when available), will be available free of charge from Matterport’s website at http://investors matterport.com. Copies of documents filed with the SEC by CoStar, including the proxy statement/prospectus (when available), will be available free of charge from CoStar’s website at http://investors.costargroup.com/.

Participants in the Solicitation

Matterport and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Matterport’s stockholders with respect to the proposed transaction. Information about Matterport’s directors and executive officers is available in Matterport’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024 and its definitive proxy statement for the 2023 annual meeting of stockholders filed with the SEC on April 27, 2023, and in the proxy statement/prospectus (when available). Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Stockholders of Matterport, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.